GATELY & ASSOCIATES, LLC                            1248 Woodridge Court
------------------------                            Altamonte Springs, FL 32714
Certified Public Accountants                        Telephone:  407-341-6942
                                                    Telefax:  407-540-9612

March 28, 2006

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC 20549

To Whom It May Concern:

We have read Item 8 of the MDwerks, Inc. Form 10-KSB for the fiscal year ended
December 31, 2005 and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant in the Form 10-KSB.

Very truly yours,

/s/ Gately & Associates, LLC
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Gately & Associates, LLC